UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 29, 2017

CONDUENT INCORPORATED

(Exact name of registrant as specified in its charter)

New York	001-37817	81-2983623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, Suite 200

Florham Park, New Jersey

07932

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (844) 663-2638

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR 240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

Termination of Deferred Compensation Plans

On September 29, 2017, Conduent Incorporated (the “Company”) terminated its legacy deferred compensation plans (the “Plans”) and the Company Owned Life Insurance (“COLI”) which held the Plans’ investment (the “Transaction”). The Plans provided tax-deferred savings to select employees, including executive officers of the Company, that could not maximize their 401(k) contributions due to Employee Retirement Income Security Act of 1974 non-discrimination rules.

The Plans were funded through employee contributions and returns on the investments held in the COLI. Upon termination of the COLI, the fair market value of the Plans’ assets exceeded the tax basis of the Plans’ assets triggering a taxable event. As a result, the Company will record approximately $19 million in tax expense on the Transaction. This tax expense will be offset by the Company’s existing deferred tax assets and therefore should not have a cash impact. The Company expects this tax expense to have an approximately 9 cent impact on GAAP earnings per share, for the Company’s third quarter and full year results. The Transaction will not have an impact on adjusted EBITDA or adjusted earnings per share.

As a result of this Transaction, the Company sold the Plans’ investments to satisfy the Company’s obligations to participants in the Plans. After the sale of the Plans’ investments, the Plans have approximately $141 million of cash. The Company will make payments to Plan participants of approximately $15 million in 2017 and approximately $101 million in 2018. Under the accounting rules, the cash received from the sale of the Plans’ investments is included in Cash Flow from Investing Activities; however, the distribution of cash to the Plans’ participants is included in Cash Flow from Operating Activities. Cash Flow from Operating Activities is the starting point for our Free Cash Flow metric. Accordingly, this one-time event was not contemplated in the Company’s previous Free Cash Flow guidance, and will be adjusted accordingly.

In addition, because the Plans were overfunded, approximately $25 million in cash on the Company’s balance sheet that was unavailable for use will become available to the Company by year-end 2018. The Company will also release a deferred tax asset from the Transaction.

Divestitures

On September 29, 2017, Conduent Incorporated (the “Company”), through its subsidiaries, completed the divestiture of its: (1) FIREHOUSE business and its suite of emergency records management products, which is used by fire departments across the country for their incident reporting (NFIRS) and EMS information and records management; (2) healthcare provider consulting services business, which advises healthcare organizations on IT application optimization; (3) Breakaway Group business, which provides advisory project services to assist healthcare organizations optimize their health IT applications; and (4) Wireless Data Services Limited’s mobile device management business. The aggregate purchase for these transactions was approximately $56 million of cash. The businesses sold represent $69 million of the Company’s 2016 revenue and $38 million of the Company’s first two quarters of 2017 revenue.

The information contained in Item 7.01 of this Report shall not be deemed “filed” with the Commission for purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.

Forward Looking Statements

This report may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements reflect Management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. Such factors include, but are not limited to: termination rights contained in our government contracts; our ability to renew commercial and government contracts awarded through competitive bidding processes; our ability to recover capital and other investments in connection with our contracts; our ability to attract and retain necessary technical personnel and qualified subcontractors; our ability to deliver on our contractual obligations properly and on time; competitive pressures; our significant indebtedness; changes in interest in outsourced business process services; our ability to obtain adequate pricing for our services and to improve our cost structure; claims of infringement of third-party intellectual property rights; the failure to comply with laws relating to individually identifiable information, and personal health information and laws relating to processing certain financial transactions, including payment card transactions and debit or credit card transactions; breaches of our security systems and service interruptions; our ability to estimate the scope of work or the costs of performance in our contracts; our ability to collect our receivables for unbilled services; a decline in revenues from or a loss or failure of significant clients; fluctuations in our non-recurring revenue; our failure to maintain a satisfactory credit rating; our ability to attract and retain key employees; increases in the cost of telephone and data services or significant interruptions in such services; our failure to develop new service offerings; our ability to receive dividends or other payments from our subsidiaries; changes in tax and other laws and regulations; changes in government regulation and economic, strategic, political and social conditions; changes in U.S. GAAP or other applicable accounting policies; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2017 and June 30, 2017 and our 2016 Annual Report on Form 10-K filed with the Securities and Exchange Commission. Any forward-looking statements made by us in this report speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONDUENT INCORPORATED

Date: October 4, 2017	By:	/s/ J. Michael Peffer
	Name:	J. Michael Peffer
	Position:	Executive Vice President, General Counsel and Secretary